UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, Charlotte’s Web Holdings, Inc. (the “Company”) announced the appointment of William Morachnick, age 59, as the Company’s Chief Executive Officer effective immediately. Along with assuming the role of Chief Executive Officer, Mr. Morachnick will be appointed as a non-independent director for the Board of Directors of the Company. Mr. Morachnick will replace the Company’s Chief Executive Officer, Jacques Tortoroli, who will depart the Company effective September 13, 2023. Mr. Tortoroli’s departure is not based on any disagreement with the Company’s accounting principles, practices or financial statement disclosures.

Mr. Morachnick brings a track record of building differentiated products within the consumer goods and wellness space. Mr. Morchnick began his career at Eastman Kodak Company where he rose to the position of Director of Consumer Products, Asia-Pacific. Following Eastman Kodak Company, Mr. Morachnick was the founder and President of Tsunami International, Inc., and in 2006, assumed the position of Chief Executive Officer of SFRTI, creating collaborative relationships with tobacco farmers to enable sustainable farming practices and living wages. From 2016 through 2018, Mr. Morachnick was the CEO and Chairman of True Spirit Tobacco Company, where he built the international arm of the RJ Reynolds owned Santa Fe tobacco brand from 4 employees in a single office to a 450-employee global premium brand, culminating in an unsolicited $5B cash acquisition by market leader Japan Tobacco. Since 2018, he has leveraged his learnings from these experiences to advise a variety of start-ups in the wellness industry, including cannabis growers and medical device makers. Mr. Morachnick received his B.A from the University of Maryland and his MBA from the Thunderbird School of Global Management.

Pursuant to the terms of his offer letter, Mr. Morachnick’s base salary will be $450,000 per annum and will be subject to applicable withholding taxes. Mr. Morachnick is required to relocate to Colorado by March 13, 2023 and will receive relocation assistance of up to $25,000. Prior to his relocation, Mr. Morachnick will be eligible for reimbursement for travel expenses in accordance with the Company’s guidelines.

Effective on or before October 13, 2023, the Company will award Mr. Morachnick an equity grant of 4,500,000 restricted stock units (the “Time-vested RSUs”) priced and issued in accordance with the terms of the Company’s Amended 2018 Long-Term Incentive Plan (the “2018 LTIP”), provided that vesting of the RSU’s will occur as to 8.3334 % on December 31, 2023 and as to 8.3333% every three months (i.e., on March 31, June 30, September 30 and December 31) thereafter over a three (3) year period provided that the vesting of all Time-vested RSUs shall accelerate upon a Change of Control. In addition to the Time-vested RSUs, and effective as of the Start Date, Mr. Morachnick will be issued a one-time equity grant consisting of 500,000 restricted stock units of the Company (the “Initial Equity Grant”) under the 2018 LTIP, which will be immediately and fully vested. The Initial Equity Grant (and not the Time-vested RSUs) shall be subject to the terms of a lock-up agreement (the “Lock-up Agreement”), which will restrict any sale or transfer of the shares representing the Initial Equity Grant prior to the earlier of (i) cessation of employment for any reason; and (ii) September 13, 2026.

Mr. Morachnick will be eligible for an annual discretionary bonus in accordance with the Company’s annual short-term incentive plan and on the same terms and conditions as other similarly situated executives (the “Annual Discretionary Bonus”). The target bonus opportunity will be 100% of the base salary, with a maximum payout opportunity of 150% of the base salary, provided that the actual amount of any Annual Discretionary Bonus, if any, shall be determined by the Compensation Committee, in its sole and absolute discretion, based on Company results and individual performance against applicable performance metrics to be jointly developed. For calendar year 2023, Mr. Morachnick will be paid a guaranteed bonus of $150,000 (representing a 2023 bonus).

Mr. Morachnick also is entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2023, relating to its 2023 annual general meeting.

Effective September 12, 2023, in connection with Mr. Tortoroli’s retirement, the Board of Directors approved the acceleration of the vesting of Mr. Tortoroli’s unvested restricted stock units.

Item 7.01	Regulation FD Disclosure.

 On September 13, 2023, the Company issued a press release announcing the appointment of Mr. Morachnick as Chief Executive Officer, effective as September 13, 2023 and the departure of Mr. Tortoroli as the Company’s Chief Executive Officer, effective September 13, 2023. The Company also announced the rejection of the offers to resign of John Held, Thomas Lardieri, Alicia Morga and Jacques Tortoroli that had been offered pursuant to the Company’s Majority Voting Policy. A copy of the press release is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

(d)	Exhibits:

Exhibit No.	Description

10.1†	Offer Letter from Charlotte’s Web Holdings, Inc. to William Morachnick, dated September 12, 2023.
99.1*	Press release issued by Charlotte’s Web Holdings, Inc. on September 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

† Indicates a management contract or compensatory plan or arrangement.

* This Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: September 13, 2023	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary